HORIZON FUNDS

MULTIPLE CLASS PLAN – RULE 18F-3

April 23, 2019

This Multiple Class Plan (this “Plan”) is adopted pursuant to Securities and Exchange Commission Rule 18f–3 promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”).

This Plan shall govern the terms and conditions under which Horizon Funds (the “Trust”) may issue separate classes of shares representing interests in the series of the Trust that are listed in Appendix A (each a “Fund” and collectively the “Funds”). In addition, the Plan sets forth the maximum initial sales charges, contingent deferred sales charges (“CDSCs”), Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Funds.

The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. To the extent that a subject matter herein is covered by the Trust’s Agreement and Declaration of Trust or Bylaws, the Agreement and Declaration of Trust and Bylaws will control in the event of any inconsistencies with the descriptions herein.

SECTION 1. Rights and Obligations.

Except as set forth herein, all classes of shares issued by a Fund shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations, and terms and conditions. The only differences among the various classes of shares relate solely to the following: (a) each class may be subject to different class expenses as discussed under Section 3 of this Plan; (b) each class may bear a different identifying designation; (c) each class has exclusive voting rights with respect to matters solely affecting such class; (d) each class may have different exchange privileges; and (e) each class may be offered to different types of investors.

SECTION 2. Classes of Shares and Designation Thereof.

(a).       Each of Horizon Active Asset Allocation Fund, Horizon Active Income Fund and Horizon Active Risk Assist Fund may offer any or all of the following classes of shares:

1.	Advisor Class Shares (formerly Class A Shares)

●	Maximum Initial Sales Charge: None

●	Maximum CDSC: None.

●	Maximum Annual Rule 12b-1 Distribution Fee: 0.25%.

●	Maximum Annual Shareholder Servicing Fee: None.

●	Conversion Features: Investors holding Advisor Class shares who meet the criteria for eligible investors may convert to Class I shares.

●	Exchange Privileges: Investors may exchange their Advisor Class shares of any Fund for Advisor Class shares of any other series of the Trust.

●	Redemption Fees: None

2.	Institutional Class (formerly Class I Shares)

●	Maximum Initial Sales Charge: None.

●	Maximum CDSC: None.

●	Maximum Annual Rule 12b-1 Distribution Fee: None

●	Maximum Annual Shareholder Servicing Fee: None.

●	Conversion Features: None.

●	Exchange Privileges: Investors may exchange their Institutional Class shares of any applicable Fund for Institutional Class shares of any other applicable series of the Trust.

●	Redemption Fees: None

3.	Investor Class Shares (formerly Class N Shares)

●	Maximum Initial Sales Charge: None.

●	Maximum CDSC: None.

●	Maximum Annual Rule 12b-1 Distribution Fee: None

●	Maximum Annual Shareholder Servicing Fee: 0.25%.

●	Conversion Features: None.

●	Exchange Privileges: Investors may exchange their Investor Class shares of any Fund for Investor Class shares of any other applicable series of the Trust.

●	Redemption Fees: None

(b)        Each of Horizon Active Dividend Fund, Horizon Defined Risk Fund, Horizon U.S. Risk Assist Fund, Horizon Sustainable Risk Assist Fund and Horizon Multi-Asset Income Fund may offer any or all of the following classes of shares:

1.	Advisor Class Shares

●	Maximum Initial Sales Charge: None

●	Maximum CDSC: None.

●	Maximum Annual Rule 12b-1 Distribution Fee: 0.25%.

●	Maximum Annual Shareholder Servicing Fee: None.

●	Conversion Features: Investors holding Advisor Class shares who meet the criteria for eligible investors may convert to Institutional Class shares.

●	Exchange Privileges: Investors may exchange their Advisor Class shares of any Fund for Advisor Class shares of any other series of the Trust.

●	Redemption Fees: None

2.	Institutional Class Shares

●	Maximum Initial Sales Charge: None.

●	Maximum CDSC: None.

●	Maximum Annual Rule 12b-1 Distribution Fee: None

●	Maximum Annual Shareholder Servicing Fee: None

●	Conversion Features: None.

●	Exchange Privileges: Investors may exchange their Institutional Class shares of any applicable Fund for Institutional Class shares of any other applicable series of the Trust.

●	Redemption Fees: None

3.	Investor Class Shares

●	Maximum Initial Sales Charge: None.

●	Maximum CDSC: None.

●	Maximum Annual Rule 12b-1 Distribution Fee: 0.25%

●	Maximum Annual Shareholder Servicing Fee: None

●	Conversion Features: None.

●	Exchange Privileges: Investors may exchange their Investor Class shares of any Fund for Investor Class shares of any other applicable series of the Trust.

●	Redemption Fees: None

SECTION 3. Allocation of Expenses.

(a)	Class Expenses. Each class of shares may be subject to different class expenses consisting of: (1) shareholder service fees, if applicable to a particular class; (2) transfer agency and other recordkeeping costs to the extent allocated to a particular class; (3) Securities and Exchange Commission (“SEC”) and blue sky registration fees incurred separately by a particular class; (4) litigation or other legal expenses relating solely to a particular class; (5) printing and postage expenses related to the preparation and distribution of class-specific materials such as shareholder reports, prospectuses and proxies to shareholders of a particular class; (6) expenses of administrative personnel and services as required to support the shareholders of a particular class; (7) audit or accounting fees or expenses relating solely to a particular class; (8) Trustee fees and expenses incurred as a result of issues relating solely to a particular class; (9) distribution (Rule 12b-1) fees, if applicable to a particular class; and (10) any other expenses subsequently identified that should be properly allocated to a particular class, which shall be approved by the Board of Trustees (collectively, the “Class Expenses”).

(b)	Other Expenses. Except for the Class Expenses discussed above (which will be allocated to the appropriate class), all expenses incurred by each Fund will be allocated in accordance with Rule 18f-3(c).

(c)	Waivers and Reimbursements of Expenses. Horizon Investments, LLC (the “Adviser”) and any other provider of services to the Funds may waive or reimburse the expenses of a particular class or classes, provided, however, that such waiver shall not result in cross–subsidization between classes.

SECTION 4. Allocation of Income.

The Funds will allocate income and realized and unrealized capital gains and losses in accordance with Rule 18f-3 (c).

SECTION 5. Exchange Privileges.

Shareholders of a Fund may exchange shares of any Class of the Fund for shares of the same Class of any other series of the Trust, subject to the Trust’s right to reject any exchange request, in whole or in part, for any reason and without prior notice. The Trust may decide to restrict purchase and sale activity (including exchanges) in shares of any Fund at any time based on various factors, including whether in its judgment, frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect its performance. The Trust reserves the right to terminate or modify the exchange privileges of Fund shareholders in the future. Shares to be exchanged will be redeemed at their next calculated net asset value following receipt of an exchange request in the form of a proper redemption request, as described in the applicable prospectus. An exchange of shares will be subject to any redemption fee applicable to a redemption of shares.

SECTION 6. Effective Date.

This Plan shall not take effect with respect to a Fund until (a) a majority of the Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act), find that the Plan, as proposed and including the expense allocations, is in the best interests of each class individually and the Trust as a whole, and (b) an amendment to the Trust’s registration statement under the 1940 Act and the Securities Act of 1933, as amended, with respect to multiple classes of the Fund has become effective. The provisions of this Plan may not be materially amended unless such amendment is approved in the manner specified in item (a).

SECTION 7. Board Review.

The Board of Trustees of the Trust shall review the Plan as it deems necessary. Prior to any material amendment(s) to the Plan with respect to any of a Fund’s shares, the Trust’s Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Fund individually and the Funds as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

APPENDIX A

Horizon Funds
Multiple Classes and Respective Fees and Sales Charges

FUND	Maximum Initial Sales Charge	Maximum CDSC	Maximum 12b-1 Fee	Maximum Shareholder Servicing Fee
Horizon Active Asset Allocation Fund Advisor Class – HASAX Institutional Class – HASIX Investor Class – AAANX	None None None	None None None	0.25% None None	None None 0.25%
Horizon Active Risk Assist Fund Advisor Class – ARAAX Institutional Class – ACRIX Investor Class – ARANX	None None None	None None None	0.25% None None	None None 0.25%
Horizon Active Income Fund Advisor Class – AIHAX Institutional Class – AIRIX Investor Class – AIMNX	None None None	None None None	0.25% None None	None None 0.25%
Horizon Dynamic Dividend Fund Advisor Class – (ticker) Investor Class – HNDDX Institutional Class – HIDDX	None None None	None None None	0.25% 0.25% None	None None None
Horizon Defined Risk Fund Advisor Class – HADRX Investor Class – HNDRX Institutional Class – HIDRX	None None None	None None None	0.25% 0.25% None	None None None
Horizon U.S. Risk Assist Fund Advisor Class – USAAX Investor Class – USRAX Institutional Class – USRIX	None None None	None None None	0.25% 0.25% None	None None None
Horizon Sustainable Risk Assist Fund Advisor Class – HESAX Investor Class – HESGX Institutional Class – HESIX	None None None	None None None	0.25% 0.25% None	None None None
Horizon Multi-Asset Income Fund Advisor Class – HMAAX Investor Class – HMANX Institutional Class – HMAIX	None None None	None None None	0.25% 0.25% None	None None None